Exhibit 99.1

FOR RELEASE: Thursday, January 25, 2024 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2023

Shreveport, Louisiana – January 25, 2024 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2023, of $1.0 million compared to net income of $1.7 million reported for the three months ended December 31, 2022. The Company’s basic and diluted earnings per share were $0.33 for the three months ended December 31, 2023, compared to basic and diluted earnings per share of $0.57 and $0.55, respectively, for the three months ended December 31, 2022. The Company reported net income of $2.2 million for the six months ended December 31, 2023, compared to $3.4 million for the six months ended December 31, 2022. The Company’s basic and diluted earnings per share were $0.73 and $0.72, respectively, for the six months ended December 31, 2023 compared to $1.10 and $1.05, respectively, for the six months ended December 31, 2022.

The Company reported the following highlights during the six months ended December 31, 2023:

●	Total loans receivable, net for the six months ended December 31, 2023 increased $12.3 million, or 2.5%, to $501.8 million at December 31, 2023, compared to $489.5 million at June 30, 2023.
●	The Company’s average interest rate spread was 2.60% for the six months ended December 31, 2023, compared to 3.70% for the six months ended December 31, 2022.
●	The Company’s net interest margin was 3.26% for the six months ended December 31, 2023, compared to 3.91% for the six months ended December 31, 2022.
●	Nonperforming assets totaled $2.2 million, or 0.34% of total assets at December 31, 2023 compared to $1.6 million, or 0.24% of total assets, at June 30, 2023.

The decrease in net income for the three months ended December 31, 2023, as compared to same period in 2022 resulted primarily from an increase of $693,000, or 19.4%, in non-interest expense, a decrease of $421,000, or 7.9%, in net interest income, and a decrease of $402,000, or 74.5%, in non-interest income, partially offset by a decrease of $640,000, or 144.1%, in provision (benefit) for income taxes, and a decrease of $166,000, or 110.7%, in the provision for credit losses. The decrease in net interest income for the three months ended December 31, 2023, as compared to same period in 2022, was primarily due to an increase of $2.4 million, or 315.9%, in total interest expense, partially offset by an increase of $2.0 million, or 32.7%, in total interest income.  The Company’s average interest rate spread was 2.45% for the three months ended December 31, 2023, compared to 3.67% for the three months ended December 31, 2022. The Company’s net interest margin was 3.14% for the three months ended December 31, 2023, compared to 3.91% for the three months ended December 31, 2022.

The decrease in net income for the six months ended December 31, 2023, as compared to same period in 2022 resulted primarily from an increase of $1.1 million, or 15.4%, in non-interest expense, a decrease of $514,000, or 47.3%, in non-interest income, a decrease of $443,000, or 4.2%, in net interest income, partially offset by a decrease of $584,000, or 102.8%, in the provision for credit losses, and a decrease of $339,000, or 74.7%, in provision for income taxes. The decrease in net interest income for the six months ended December 31, 2023, as compared to same period in 2022, was primarily due to an increase of $4.7 million, or 381.3%, in total interest expense, partially offset by an increase of $4.3 million, or 36.1%, in total interest income.  The Company’s average interest rate spread was 2.60% for the six months ended December 31, 2023 compared to 3.70% for the six months ended December 31, 2022. The Company’s net interest margin was 3.26% for the six months ended December 31, 2023 compared to 3.91% for the six months ended December 31, 2022.

On July 1, 2023, the Company adopted the new current expected credit loss (“CECL”) methodology for estimating credit losses.   This resulted in a $189,000 increase to the allowance for credit losses (the “ACL”) and a one-time cumulative adjustment resulted in a $149,000, net of tax, decrease to stockholders’ equity.   For purchased credit deteriorated loans, the Company applied the guidance under CECL using the prospective transition approach.  As a result, the Company adjusted the amortized cost basis of the purchased credit deteriorated loans by $170,000 to reclassify the purchase discount to the allowance for credit losses on July 1, 2023.   The ACL account increased $359,000 from these two transactions.  No provision expense was recorded in the first quarter of 2024 and a recovery of credit losses in the provision of $16,000 was recorded in the second quarter of 2024.  As of December 31, 2023, the ACL was $5.1 million, and the ratio of ACL to gross loans was 1.00%.  As of June 30, 2023, the ACL was $5.2 million, and the ratio of ACL to gross loans was 1.05%.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$507,844	5.78%	$415,113	5.17%
Investment securities	109,485	2.43	107,490	1.82
Interest-earning deposits	1,751	2.95	17,067	4.39
Total interest-earning assets	$619,080	5.18%	$539,670	4.48%

Interest-bearing liabilities:
Savings accounts	$73,228	0.40%	$109,471	0.29%
NOW accounts	65,252	0.43	61,223	0.27
Money market accounts	95,763	2.49	96,264	0.40
Certificates of deposit	212,792	4.01	101,234	1.67
Total interest-bearing deposits	447,035	2.57	368,192	0.70
Other bank borrowings	9,202	8.58	6,422	6.74
FHLB advances	5,379	5.75	817	4.80
Total interest-bearing liabilities	$461,616	2.73%	$375,431	0.81%

	For the Six Months Ended December 31,
	2023		2022
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$503,043	5.79%	$405,940	5.10%
Investment securities	111,535	2.46	109,045	1.79
Interest-earning deposits	5,843	3.43	24,931	3.58
Total interest-earning assets	$620,421	5.16%	$539,916	4.36%

Interest-bearing liabilities:
Savings accounts	$75,900	0.39%	$119,110	0.27%
NOW accounts	66,639	0.41	59,940	0.19
Money market accounts	102,327	2.37	95,479	0.27
Certificates of deposit	203,779	3.88	92,974	1.47
Total interest-bearing deposits	448,645	2.43	367,503	0.56
Other bank borrowings	8,928	8.47	5,668	6.12
FHLB advances	3,259	5.66	822	4.83
Total interest-bearing liabilities	$460,832	2.57%	$373,993	0.66%

The $402,000 decrease in non-interest income for the three months ended December 31, 2023, compared to the prior year quarterly period, was primarily due to an increase of $381,000 in loss on sale of real estate, and a $66,000 decrease in gain on sale of loans, partially offset by a $38,000 increase in service charges on deposit accounts, an increase of $5,000 in other non-interest income, and an increase of $2,000 in income on bank owned life insurance. The $514,000 decrease in non-interest income for the six months ended December 31, 2023 compared to the prior year six-month period was primarily due to an increase of $415,000 in loss on sale of real estate, and a decrease of $202,000 in gain on sale of loans, partially offset by a $94,000 increase in service charges on deposit accounts, an increase of $7,000 in other non-interest income, and a $2,000 increase in income from bank owned life insurance. The decreases in gain on sale of loans for both the quarter and six months ended December 31, 2023, were primarily due to a decrease in refinance activity causing a decrease in mortgage loan originations. In addition, in recent periods the Company has increased its originations of adjustable rate mortgages for portfolio rather than for sale in the secondary market. The increases in loss on sale of real estate for both the quarter and six months ended December 31, 2023, were primarily due to the bulk sale of twenty-one distressed rental properties.

The $693,000 increase in non-interest expense for the three months ended December 31, 2023, compared to the same period in 2022, is primarily attributable to increases of $235,000 in compensation and benefits expense, $186,000 in audit and examination fees, $113,000 in professional fees,  $85,000 in amortization of core deposit intangible expense, $55,000 in deposit insurance premium expense, $46,000 in occupancy and equipment expense, $42,000 in franchise and bank shares tax expense, $38,000 in other non-interest expense, and $14,000 in advertising expense. The increases were partially offset by a decrease of $91,000 in data processing expense, and $30,000 in loan and collection expense. The $1.1 million increase in non-interest expense for the six months ended December 31, 2023, compared to the same six-month period in 2022, is primarily attributable to increases of $309,000 in compensation and benefits expense, $213,000 in audit and examination fees, $179,000 in amortization of core deposit intangible expense, $147,000 in professional fees, $99,000 in deposit insurance premium expense, $93,000 in occupancy and equipment expense, $83,000 in advertising expense, and $79,000 in franchise and bank shares tax expense. The increases were partially offset by decreases of $27,000 in data processing expense, $26,000 in other non-interest expense, and $22,000 in loan and collection expense. The increases in compensation and benefits expense were primarily due to additional branch and back office staff.

At December 31, 2023, the Company reported total assets of $654.2 million, a decrease of $6.7 million, or 1.0%, compared to total assets of $660.9 million at June 30, 2023. The decrease in assets was comprised primarily of decreases in cash and cash equivalents of $16.1 million, or 65.0%, from $24.8 million at June 30, 2023 to $8.7 million at December 31, 2023, investment securities of $5.2 million, or 4.5%, from $114.0 million at June 30, 2023 to $108.8 million at December 31, 2023, real estate owned of $368,000, or 100.0% from $368,000 at June 30, 2023 to none at December 31, 2023, core deposit intangible of $179,000, or 11.7%, from $1.5 million at June 30, 2023 to $1.4 million at December 31, 2023, deferred tax asset of $140,000, or 10.7%, from $1.3 million at June 30, 2023 to $1.2 million at December 31, 2023, other assets of $117,000, or 8.2%, from $1.4 million at June 30, 2023 to $1.3 million at December 31, 2023. These decreases were partially offset by increases in net loans receivable of $12.3 million, or 2.5%, from $489.5 million at June 30, 2023 to $501.8 million at December 31, 2023, loans-held-for-sale of $1.8 million, from $4,000 at June 30, 2023 to $1.9 million at December 31, 2023, premises and equipment of $1.0 million, or 6.3%, from $16.6 million at June 30, 2023 to $17.6 million at December 31, 2023, accrued interest receivable of $93,000, or 5.2%, from $1.8 million at June 30, 2023 to $1.9 million at December 31, 2023, and bank owned life insurance of $54,000, or 0.8%, from $6.7 million at June 30, 2023 to $6.8 million at December 31, 2023. The decrease in cash and cash equivalents was primarily due to a decrease in total deposits and the funding of additional loan growth.  The decrease in held to maturity securities was due to $2.9 million in principal payments.  The increase in loans held-for-sale primarily reflected an increase in loans originated for sale during the six months ended December 31, 2023.

Total liabilities decreased $8.8 million, or 1.4%, from $610.4 million at June 30, 2023 to $601.6 million at December 31, 2023. The decrease in liabilities was comprised primarily of decreases in total deposits of $13.7 million, or 2.3%, from $597.4 million at June 30, 2023 to $583.7 million at December 31, 2023, other accrued expenses and liabilities of $1.4 million, or 35.8%, from $3.9 million at June 30, 2023 to $2.5 million at December 31, 2023, and advances from borrowers for taxes and insurance of $209,000, or 37.7%, from $554,000 at June 30, 2023 to $345,000 at December 31, 2023. The decreases were partially offset by increases in short term advances from FHLB of $5.4 million from none at June 30, 2023 to $5.4 million at December 31, 2023, and other borrowings of $1.1 million, or 12.9%, from $8.6 million at June 30, 2023 to $9.7 million at December 31, 2023. The decrease in deposits was primarily due to decreases in money market deposits of $21.8 million, or 19.1%, from $114.2 million at June 30, 2023 to $92.4 million at December 31, 2023, savings deposits of $11.3 million, or 13.8%, from $81.9 million at June 30, 2023 to $70.6 million at December 31, 2023, non-interest deposits of $9.4 million, or 6.4%, from $145.6 million at June 30, 2023 to $136.2 million at December 31, 2023, NOW accounts of $150,000, or 0.2%, from $65.3 million at June 30, 2023 to $65.2 million at December 31, 2023, partially offset by an increase in certificates of deposit of $28.8 million, or 15.2%, from $190.4 million at June 30, 2023 to $219.2 million at December 31, 2023. The Company had $3.0 million in brokered deposits at both December 31, 2023 and June 30, 2023. There was a shift of balances between deposit categories due to customers moving funds from lower yielding categories to higher yielding categories. The $13.7 million decrease in deposits from June 30, 2023 to December 31, 2023 was primarily due to an estate settlement totaling $24.2 million. $15.4 million of the settlement has been paid out to date, with the remaining $8.8 million to be paid out in the future. This loss of deposits resulted in an increase in short term advances from FHLB.

At December 31, 2023, the Company had $2.2 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.6 million on non-performing assets at June 30, 2023, consisting of eleven commercial non-real estate loans, six single-family residential loans, three land loans, and three home equity line-of-credit loans at December 31, 2023, compared to seven single-family residential loans, three commercial non-real estate loans, one consumer loan and two single-family residences in other real estate owned at June 30, 2023.  At December 31, 2023 the Company had 12 commercial non-real-estate loans, seven single family residential loans, four home-equity line-of-credit loans, two land loans, one commercial real estate loan, and one auto loan classified as substandard, compared to ten single family residential loans, three commercial non-real-estate loans, two commercial real estate loans, and three home equity line-of-credit loans classified as substandard at June 30, 2023.  There were no loans classified as doubtful at December 31, 2023 or June 30, 2023.

Shareholders’ equity increased $2.1 million, or 4.1%, to $52.6 million at December 31, 2023 from $50.5 million at June 30, 2023. The primary reasons for the changes in shareholders’ equity from June 30, 2023 was net income of $2.2 million, a decrease in the Company’s accumulated other comprehensive loss of $531,000, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $301,000, partially offset by dividends paid totaling $783,000, CECL implementation totaling $189,000, and stock repurchases of $30,000.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”.  We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

Home Federal Bancorp, Inc. of Louisiana
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In thousands)

	December 31, 2023	June 30, 2023
	(Unaudited)	(Audited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $990 and $22,215 at December 31, 2023 and June 30, 2023, Respectively)	$8,668	$24,765
Securities Available-for-Sale (amortized cost December 31, 2023: $39,935; June 30, 2023: $42,910, Respectively)	37,309	39,551
Securities Held-to-Maturity (fair value December 31, 2023: $59,728 June 30, 2023: $61,222, Respectively)	71,533	74,423
Loans Held-for-Sale	1,851	4
Loans Receivable, Net of Allowance for Credit Losses (December 31, 2023: $5,073; June 30, 2023: $5,173, Respectively)	501,761	489,493
Accrued Interest Receivable	1,883	1,790
Premises and Equipment, Net	17,605	16,561
Bank Owned Life Insurance	6,754	6,700
Goodwill	2,990	2,990
Core Deposit Intangible	1,354	1,533
Deferred Tax Asset	1,173	1,313
Real Estate Owned	-	368
Other Assets	1,307	1,424

Total Assets	$654,188	$660,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$136,217	$145,553
Interest-bearing	447,472	451,808
Total Deposits	583,689	597,361
Advances from Borrowers for Taxes and Insurance	345	554
Short-term Federal Home Loan Bank Advances	5,400	--
Other Borrowings	9,650	8,550
Other Accrued Expenses and Liabilities	2,510	3,908

Total Liabilities	601,594	610,373

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized; None Issued and Outstanding	--	--
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,143,532 and 3,133,351 Shares Issued and
Outstanding at December 31, 2023 and June 30, 2023, Respectively	31	34
Additional Paid-in Capital	41,224	40,981
Unearned ESOP Stock	(466)	(523)
Retained Earnings	13,927	12,707
Accumulated Other Comprehensive Loss	(2,122)	(2,654)

Total Shareholders’ Equity	52,594	50,542

TOTAL LIABILITIES AND SHAREHOLDERS’&NBSP;EQUITY	$654,188	$660,915

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Interest income
Loans, including fees	$7,397	$5,406	$14,671	$10,434
Investment securities	210	3	449	5
Mortgage-backed securities	460	490	933	980
Other interest-earning assets	13	189	101	450
Total interest income	8,080	6,088	16,154	11,869
Interest expense
Deposits	2,901	645	5,494	1,045
Federal Home Loan Bank borrowings	78	10	93	20
Other bank borrowings	198	109	381	175
Total interest expense	3,177	764	5,968	1,240
Net interest income	4,903	5,324	10,186	10,629

Provision for (recovery of) credit losses	(16)	150	(16)	568
Net interest income after provision for credit losses	4,919	5,174	10,202	10,061

Non-interest income
Loss on sale of real estate	(381)	-	(415)	-
Gain on sale of loans	76	142	115	317
Income on Bank-Owned Life Insurance	28	26	54	52
Service charges on deposit accounts	397	359	788	694
Other income	17	12	30	23

Total non-interest income	137	539	572	1,086

Non-interest expense
Compensation and benefits	2,328	2,093	4,684	4,375
Occupancy and equipment	544	498	1,092	999
Data processing	129	220	374	401
Audit and examination fees	271	85	373	160
Franchise and bank shares tax	164	122	320	241
Advertising	82	68	225	142
Legal fees	187	74	347	200
Loan and collection	32	62	92	114
Amortization Core Deposit Intangible	85	-	179	-
Deposit insurance premium	108	53	199	100
Other expenses	319	281	552	578

Total non-interest expense	4,249	3,556	8,437	7,310

Income before income taxes	807	2,157	2,337	3,837
Provision for income tax expense (benefit)	(196)	444	114	453

NET INCOME	$1,003	$1,713	$2,223	$3,384

EARNINGS PER SHARE

Basic	$0.33	$0.57	$0.73	$1.10
Diluted	$0.33	$0.55	$0.72	$1.05

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Selected Operating Ratios(1):
Average interest rate spread	2.45%	3.67%	2.60%	3.70%
Net interest margin	3.14%	3.91%	3.26%	3.91%
Return on average assets	0.60%	1.18%	0.67%	1.16%
Return on average equity	7.81%	14.21%	8.64%	14.10%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.34%	0.38%	0.34%	0.38%
Allowance for credit losses as a percent of non-performing loans(3)	226.50%	245.89%	226.50%	245.89%
Allowance for credit losses as a percent of total loans receivable(3)	1.00%	1.14%	1.00%	1.14%

Per Share Data:
Shares outstanding at period end	3,143,532	3,121,251	3,143,532	3,121,251
Weighted average shares outstanding:
Basic	3,040,006	2,995,164	3,033,341	3,083,822
Diluted	3,085,271	3,131,382	3,096,546	3,233,328
Book value per share at period end	$16.73	$15.60	$16.73	$15.60
______________________
(1) Ratios for the three and six month periods are annualized.

(2)         Asset quality ratios are end of period ratios.

(3)         Prior to July 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date, credit losses are estimated using the CECL methodology.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145